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                                                                    EXHIBIT 99.2

                                  PRESS RELEASE

PLANET POLYMER TECHNOLOGIES DELAYS EFFECTIVE TIME OF REVERSE STOCK SPLIT:

            San Diego, CA-December 1, 2004- Planet Polymer Technologies, Inc., now known as Planet Technologies, Inc. (OTC BB: POLY.OB) ("Planet") announced that it has been advised by the NASD that the reverse stock split whereby each 50 outstanding shares of Common Stock will be consolidated into 1 share of Common Stock will not be effective until additional information is provided by the Company to the NASD. The company is gathering the requested information and will announce the record date for which the reverse stock split will be effective for trading of Planet shares in a subsequent release.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such statements shall be protected by the safe harbors provided for in such sections. Such statements are subject to risks and uncertainties that could cause the Company's actual results to vary materially from those projected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section entitled "Risk Factors," and in "Item 6 - Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's latest Form 10-KSB filed with the S.E.C.

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